UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Rocky Brands, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No:
(3)	Filing Party:
(4)	Date Filed:

ROCKY BRANDS, INC.

39 East Canal Street

Nelsonville, Ohio 45764

April 17, 2017

Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Brands, Inc. to be held on Wednesday, May 17, 2017, at 3:00 p.m., at the Company’s offices located at 45 East Canal Street, Nelsonville, Ohio. We look forward to meeting all of our shareholders who are able to attend.

At the annual meeting, you will be asked to (i) elect Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart for two-year terms as Class I Directors; (ii) recommend, by nonbinding vote, the frequency of voting on the compensation of our named executive officers; (iii) approve, on an advisory nonbinding basis, the compensation of our named executive officers; (iv) approve the Company’s 2017 Incentive Compensation Plan; (v) ratify the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and (vi) transact any other business which may properly come before the meeting or any adjournment thereof. A copy of the proxy statement and the proxy card are enclosed.

It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. You may vote over the Internet, by telephone or by submitting your proxy by mail. If you are a shareholder of record and attend the meeting, you may vote in person if you wish, and your proxy will not be used.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Mike Brooks
Chairman of the Board and
Chief Executive Officer

ROCKY BRANDS, INC.

39 East Canal Street

Nelsonville, Ohio 45764

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 17, 2017

To Our Shareholders:

The Annual Meeting of Shareholders of Rocky Brands, Inc. will be held at the Company’s offices located at 45 East Canal Street, Nelsonville, Ohio, on Wednesday, May 17, 2017, at 3:00 p.m. local time, for the following purposes:

(1)	To elect four Class I Directors of the Company, each to serve for a two-year term expiring at the 2019 Annual Meeting of Shareholders.

(2)	To hold an advisory vote on the frequency of voting on the compensation of our named executive officers.

(3)	To hold an advisory vote relating to the compensation of our named executive officers.

(4)	To approve the Company’s 2017 Incentive Compensation Plan.

(5)	To ratify the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

(6)	To transact any other business which may properly come before the meeting or any adjournment thereof.

Owners of record of common stock of the Company at the close of business on April 3, 2017, will be entitled to vote at the meeting.

You will be most welcome at the meeting, and we hope you can attend. Shareholders may obtain directions to the annual meeting by visiting the Company’s website: www.rockybrands.com. Directors and officers of the Company and representatives of its independent registered public accounting firm will be present to answer your questions and to discuss its business.

We urge you to execute and return the enclosed proxy, or vote electronically over the Internet or by telephone, as soon as possible so that your shares may be voted in accordance with your wishes. Please refer to the proxy card enclosed for information on voting electronically or by telephone. If you attend the meeting, you may vote in person if you are a shareholder of record or authorized by a shareholder of record, and your proxy will not be used.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 17, 2017: The proxy statement and annual report to security holders are available at www.edocumentview.com/RCKY.

By Order of the Board of Directors,

Curtis A. Loveland
Secretary

Rocky Brands, Inc.

39 East Canal Street

Nelsonville, Ohio 45764

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2017

This proxy statement is furnished to the shareholders of Rocky Brands, Inc. (throughout the proxy statement the terms “Company,” “we” and “our” refer to Rocky Brands, Inc.) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 17, 2017, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. We began mailing this proxy statement to the Company’s shareholders on approximately April 17, 2017.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telephone, or personal interview. We have retained Alliance Advisors, LLC to assist in the solicitation of proxies for a fee of $6,500 plus reimbursement of expenses.

All shares represented by a properly submitted proxy will be voted as directed if the proxy is received by the Company before the meeting or, in the absence of specific instructions to the contrary, will be voted in accordance with the unanimous recommendations of the Board of Directors, which are:

•	FOR the election of Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart as Class I Directors of the Company;

•	FOR holding an advisory vote on executive compensation every year;

•	FOR the approval, on an advisory nonbinding basis, of the compensation of the Company’s named executive officers;

•	FOR the approval of the Company’s 2017 Incentive Compensation Plan;

•	FOR the ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

•	at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.

3

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders of record who attend the meeting may vote in person, and their proxies will not be used.

Holders of record of common stock of the Company at the close of business on April 3, 2017, the record date for the annual meeting, will be entitled to vote at the annual meeting. At that time, the Company had 7,435,467 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters.

The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect.

Approval of the proposals relating to the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy at the annual meeting. Abstentions will be counted as represented and entitles to vote and will therefore have the effect of a vote against the proposal. Broker non-votes are disregarded and will have no effect.

The proposal to approve the Company’s 2017 Incentive Compensation Plan requires the affirmative vote of holders of a majority of shares of common stock present and entitled to vote at the meeting. As a result, abstentions will have the same effect as a vote cast against the proposal, but broker non-votes will have no effect on the outcome of this proposal.

The ratification of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm requires the affirmative vote of the holders of a majority of the common stock present and entitled to vote on the matter. Broker non-votes will not be counted as being in favor or against the ratification of Schneider Downs & Co., Inc., while abstentions will be counted and will have the effect of a vote against the ratification of Schneider Downs & Co., Inc.

4

Proposal 1 – Election of Directors

The Company’s Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at nine. The Board of Directors proposes the re-election of the four incumbent Class I Directors to continue their service as Class I Directors at the 2017 Annual Meeting of Shareholders. The five incumbent Class II Directors will continue in office until the 2018 Annual Meeting of Shareholders.

Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.

It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company’s Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.

The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for Director.

5

The following table sets forth for each nominee and each continuing director of the Company, such person’s name, age, the year in which he became a director of the Company, and his position with the Company.

Class I Directors

(Nominees – Terms Expire in 2017)

Name	Age	Director Since	Position

Mike Brooks	70	1992	Director, Chairman, and Chief Executive Officer of the Company

Glenn E. Corlett	73	2000	Director of the Company

Harley E. Rouda, Jr.	55	2003	Director of the Company

James L. Stewart	83	1996	Director of the Company

Class II Directors

(Terms Expire in 2018)

Name	Age	Director Since	Position

Michael L. Finn	73	2004	Director of the Company

G. Courtney Haning	68	2004	Director of the Company

William L. Jordan	45	2017	Director of the Company

Curtis A. Loveland	70	1993	Director of the Company and Secretary of the Company

Robert B. Moore, Jr.	66	2017	Director of the Company

The following information is provided for each director and each person nominated for election as a director, and includes descriptions of each individual’s specific experience, qualifications, attributes, and skills that led to the conclusion that he should serve on the Board of Directors.

6

Mike Brooks has served as Chairman of the Company since January 2005 and as Chief Executive Officer since September 2016, and before that served as Chief Executive Officer of the Company from January 2005 until July 2011. He served as Chairman, President, and Chief Executive Officer of the Company from August 1991 to January 2005. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Sutoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of American Apparel and Footwear Association (formerly Footwear Industries of America) since April 1986 and currently serves on the Executive Board. Mr. Brooks’ education with respect to shoe design and business management experience in product development and strategy development, including decades of service in the footwear industry, qualify him to continue serving as a member of the Board of Directors.

Glenn E. Corlett was a professor of accounting of the College of Business at Ohio University, Athens, Ohio, from July 1997 until July 2009, and was Dean of the College from July 1997 until he retired on June 30, 2007. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with PricewaterhouseCoopers where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the board of directors of Preformed Line Products Company, an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies. Mr. Corlett’s education and business management experience in the areas of marketing, finance, treasury, accounting, and tax, including the skills and knowledge he developed as an accounting practitioner and educator, qualify him to continue serving as a member of the Board of Directors.

Harley E. Rouda, Jr. has served as Chief Executive Officer of Trident Holdings, Inc., an independently-owned real estate brokerage and related services firm headquartered in Columbus, Ohio, since February 2002. From November 2009 until November 2012, he served as President of Real Living Real Estate, a national franchisor of real estate services headquartered in Columbus, Ohio and Chicago, Illinois. He has also served as Chief Executive Officer and General Counsel of HER Realtors, a Columbus based real estate firm, since May 1999 and May 1997, respectively. Prior to serving as Chief Executive Officer, Mr. Rouda served as President of HER Realtors from May 1996 until May 1999. Mr. Rouda’s business management experience in marketing and operations, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults for various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and Chief Executive Officer of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years in various management capacities. Mr. Stewart’s business management experience in retail sales and marketing, process management, and corporate leadership qualify him to continue serving as a member of the Board of Directors.

7

Michael L. Finn has served as Chairman of Power Distributors, LLC, a wholesale distributor of outdoor power equipment in Columbus, Ohio, since 2014, and President of Chesapeake Realty Co., a real estate development and management company in Columbus, Ohio, since 1970. Prior to that, he served as President of Central Power Systems, the predecessor of Power Distributors, LLC, from 1985 until 2014. Mr. Finn has also served as Chairman of the Board of Directors of Power Source Canada, a Canadian corporation that markets and distributes outdoor power equipment, since 2004. Mr. Finn’s board member experience, operations and management experience in retail and distribution, and business management experience, including his service as a president of both a distribution company and real estate development company, qualify him to continue serving as a member of the Board of Directors.

G. Courtney Haning has served as Chairman and Chief Executive Officer of Peoples National BancShares Inc., a bank holding company, since its formation in 1996. He served as Chairman and Chief Executive Officer of Peoples National Bank, a community bank in New Lexington, Ohio, from January 1991 until April 2015. He also served as President of Peoples National Bank from January 1991 until January 2015 and President of Peoples National BancShares Inc. from 1996 until April 2015. Mr. Haning’s business management experience in finance, corporate credit, and community relations, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors.

William L. Jordan has served as Executive Vice President and Chief Administrative Officer of DSW, Inc. since February 2015. DSW is a leading branded footwear and accessories retailer headquartered in Columbus, Ohio, which offers a wide selection of brand name and designer shoes and accessories for women, men and kids. In his current position, Mr. Jordan serves on DSW’s five person executive committee and his direct responsibilities include strategy, supply chain, logistics, information technology, human resources, real estate, store design and construction, and legal. He joined DSW in January 2006 as Vice President & General Counsel and was promoted to Senior Vice President in March 2006. He was then promoted to Executive Vice President and General Counsel of DSW in March 2009. Mr. Jordan’s experience in the retail footwear and accessories industry qualify him to serve as a member of the Board of Directors.

Curtis A. Loveland has served as Secretary of the Company since October 1992. Mr. Loveland has been a practicing attorney for over 40 years and has been a partner in the law firm of Porter Wright Morris & Arthur llp, Columbus, Ohio since 1979. He has served as a board member, secretary, or counsel for numerous public and private companies in a variety of industries, including technology, medical devices, retailing, and telecommunications. Mr. Loveland’s board member experience and knowledge and skills with respect to corporate governance, public company regulation, and general business law qualify him to continue serving as a member of the Board of Directors.

8

Robert B. Moore, Jr. has over 43 years of experience in the footwear and apparel industry. He served as Chief Executive Officer of Bhartiya International, Ltd., headquartered in New Delhi, India from April 2013 through March 2017, and is now serving as a consultant to Bhartiya. Bhartiya is a public company listed on the Mumbai and NSE exchanges, whose customers include many prominent brands and retailers including Ralph Lauren, Tommy Hilfiger, Calvin Klein, Levi Strauss, and All Saints. At Bhartiya and in his prior positions, Mr. Moore has had executive experience and responsibilities managing several footwear and leather companies. Prior to joining Bhartiya, Mr. Moore was President and CEO of Shanghai Richina Leather Company, Ltd., Shanghai, China, a producer of finished leather for the footwear, handbag and auto seat industries, from March 2009 until February 2013. He also served as President and CEO of Prime Tanning Company, Inc., Berwick, Maine; President of Sperry Topsider, Inc., Lexington, Massachusetts; and President of Bostonian Shoe Company, Kennett Square, Pennsylvania. Mr. Moore’s experience in the footwear and apparel industry qualify him to serve as a member of the Board of Directors.

9

Proposal 2 – Advisory Vote on the Frequency of voting on the Compensation of named
Executive Officers

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company to include in its proxy statement an advisory vote on executive compensation at least once every three years. Section 14A also requires the Company to include in its proxy statement at least every six years, a vote regarding the frequency with which the vote on executive compensation should be held.

Shareholders last considered the frequency of future shareholder advisory votes on executive compensation in 2012. Following that vote, the Board of Directors determined that it would include a non-binding advisory vote on executive compensation in its proxy statement pursuant to Section 14A of the Exchange Act on an annual basis until the next vote on the frequency of such advisory votes.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency with which the advisory vote on executive compensation will be held.

The Board of Directors recommends that shareholders vote FOR holding an advisory vote on executive compensation every year.

10

Proposal 3 – Advisory Vote on the Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934, as amended, requires the Company to include in its proxy statement at least once every three years an advisory vote regarding named executive officer compensation. In a non-binding advisory vote on the frequency of future say-on-pay votes held at the 2012 Annual Meeting of Shareholders, the Company’s shareholders approved conducting a say-on-pay vote every year by a majority of the votes cast. The Company has considered the outcome of this advisory vote and has determined that the Company will hold say-on-pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of say-on-pay votes. The Company asks that you indicate your approval of the compensation paid to our named executive officers as described in this proxy statement under the heading “Executive Compensation,” which includes compensation tables and narratives included elsewhere in this proxy statement.

Because your vote is advisory, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation. The Compensation Committee has structured its executive compensation programs primarily to motivate executives to achieve the business goals established by the Company and reward executives for meeting business goals and delivering superior performance as measured against those business goals.

For the reasons discussed above and in this proxy statement under the heading “Executive Compensation,” the Board of Directors recommends that shareholders vote to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

The Board of Directors recommends that shareholders vote FOR the approval of the resolution relating to the compensation of named executive officers.

11

Proposal 4 – Approval of the 2017 Incentive Compensation Plan

Introduction

At the annual meeting, our shareholders will be requested to consider and act upon a proposal to approve the 2017 Incentive Compensation Performance Plan (the “IC Plan”). We utilize non-equity incentive compensation and we believe that we should have a plan that is intended to permit the payment of awards that are deductible to the maximum extent possible as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”). The rules pertaining to Section 162(m) of the Code require shareholder re-approval of the material terms of the performance-based plan at least once every five years. Inasmuch as our shareholders approved the material terms of our 2012 IC Plan at the 2012 Annual Meeting, you are now being asked to approve the terms of the IC Plan, as described below. Please see “Non-Equity Incentive Compensation” under the Compensation Discussion & Analysis on page 27 for a discussion of our current IC Plan.

This summary of the principal features of the IC Plan is qualified in its entirety by the full text of the IC

Plan, which we have attached to this proxy statement as Appendix A and which we incorporate herein by reference. A vote in favor of adopting the IC Plan will constitute approval of all terms of the IC Plan, including the adoption of all performance goals and other terms applicable to “Covered Officers” (those participants who are members of the group of “covered employees” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, or any successor statute (the “Code”)).

Purpose

The purpose of the IC Plan is to optimize the growth and profitability of our company by providing to key employees incentives that encourage, recognize and reward exceptional levels of corporate, business unit, or individual performance. Through the IC Plan, we intend to use award dollars as a clear communication vehicle linking the interests of eligible key employees with the interests of our company by establishing a direct link between performance and incentive payments.

Administration of the 2017 Incentive Plan

The IC Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee shall have the full power to:

•	select participants in the IC Plan;
•	determine the size, terms and conditions of awards in a manner consistent with the IC Plan;
•	interpret and construe the IC Plan; and
•	adopt such rules, regulations and procedures for the administration of the IC Plan as the Compensation Committee deems necessary or advisable.

For purposes of granting, administering and certifying awards to Covered Officers, the Compensation Committee shall be composed of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code. Any Compensation Committee member who is not an “outside director” within the meaning of Section 162(m) of the Code will abstain from participating in any decision to grant, administer, or certify awards to Covered Officers. For each performance period, the Compensation Committee will designate which participants are Covered Officers within 90 days after the beginning of the performance period (or, if the performance period is less than one year, before completion of 25% of the performance period). In the event that the Compensation Committee does not make such a designation for a performance period, all participants shall be treated as Covered Officers.

12

Eligibility to Receive Awards

All persons deemed by the Compensation Committee to be key employees are eligible to be granted awards under the IC Plan. Persons who become key employees of our company after the date of the Compensation Committee’s initial grant of awards but prior to the end of the performance period, whether due to promotion, transfer or initial commencement of employment with us, may be granted awards by the Compensation Committee on a partial performance period basis. In each case, the Compensation Committee shall specify the terms and conditions of such award, including any pro rata allocations of the performance measurements to such partial performance period participants.

Awards and 162(m) Consideration

Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s chief executive officer and to each of the other three most highly compensated executive officers (other than the chief financial officer) required to be named in the proxy statement (“Covered Officers”). The general rule is that we can deduct compensation paid to any of these specified executive officers only to the extent that it does not exceed $1,000,000 for a taxable year or qualifies as “performance-based” compensation under Code Section 162(m). As part of the process of qualifying awards under the IC Plan as performance-based, the Compensation Committee will establish written performance goals based on any one or more of the following objective performance measures, or any combination thereof:

•	revenues;
•	market share;
•	earnings per share;
•	income or loss from operations;
•	income or loss before taxes;
•	income or loss before extraordinary items;
•	income or loss before taxes and extraordinary items;
•	income or loss before interest, taxes, depreciation and amortization;
•	income or loss before interest, taxes, depreciation, amortization and capital expenditures;
•	net income or loss;
•	net income or loss per common share;
•	cash flow;
•	free cash flow;
•	price of our common stock;
•	shareholder return;
•	return on equity;
•	return on investment;
•	return on capital;
•	economic profit;
•	economic value added; and

13

•	any other measure of financial performance that can be determined pursuant to U.S. generally accepted accounting principles.

Each performance goal shall have a minimum performance standard below which no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations, financial results of other comparable businesses, and progress toward achieving our long-range strategic plan for the business. The performance goals and determination of results shall be based entirely on objective measures for all Covered Officers under the IC Plan.

The Compensation Committee may include or exclude extraordinary events in establishing the performance goals based on the performance measures and shall use any extraordinary event identified in the first 90 days of a performance period (or, if the performance period is less than one year, before completion of 25% of the performance period) in determining whether the performance goals have been achieved. The Compensation Committee may not increase the amount of an award that would otherwise be due to a participant who is a Covered Officer based on such Covered Officer’s pre-established performance goals (including adjustments for pre-established extraordinary events). Such unusual or non-recurring extraordinary events shall include the following:

•	the gain, loss, income or expense resulting from changes in generally accepted accounting principles that become effective during the performance period or any previous period;
•	the gain, loss, income or expense reported publicly by the company that are unusual, extraordinary, non-recurring, or one-time in nature;
•	the impact of other specified nonrecurring events;
•	the gain or loss resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets or discontinued operations, categories or segments;
•	the gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;
•	the impact of impairment of tangible or intangible assets;
•	the impact of restructuring or business recharacterization activities, including, without limitation, reductions in force, that are reported publicly by the company;
•	the impact of investments or acquisitions made during the performance period, or to the extent provided by the Compensation Committee, any prior period;
•	the loss from political and legal changes that impact the operations of the company, including, without limitation, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption and regulatory requirements;
•	retained and uninsured losses from natural catastrophes;
•	currency fluctuations;
•	the expense relating to the issuance of stock options and/or other stock based compensation;
•	the expense relating to the early retirement of debt;
•	the impact of the conversion of convertible debt securities; or
•	any other events or occurrences of a similar nature as determined by the Compensation Committee, in the first 90 days of the performance period (or, if the performance per period is shorter than one year, before the completion of 25% of the performance period).

14

Performance goals based on the pre-established measures and the potential awards that will be payable upon attainment of those performance goals will be established in writing by the Compensation Committee not later than 90 days after the commencement of the period to which the goals relate and, for performance periods shorter than one year, prior to the completion of 25% of such period. The target incentive compensation percentage for each selected participant will be based on the level and functional responsibility of his or her position, size of the business for which the participant is responsible, and competitive practices. Performance goals may differ for awards granted to any one participant or to different participants. The Compensation Committee may determine that any award shall be based on more than one performance measure. The Compensation Committee may increase or decrease individual awards based upon extraordinary circumstances; provided, however, the Compensation Committee may not use any discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code.

Unless payment is deferred in accordance with the provisions of the IC Plan, awards will be payable in cash or shares of our common stock, after the date our financial statements have been reviewed by our independent public accountants for the relevant fiscal period of computation; provided that awards will be paid to Covered Officers only after the Compensation Committee has certified in writing in the minutes of a committee meeting or otherwise that the performance goals applicable to Covered Officers and any other material terms of the IC Plan have been satisfied. No award will be paid to any participant who is not employed by us on the last day of the period to which the award relates except as determined by the Compensation Committee or in certain circumstances involving a change of control or the death or disability of a participant, each circumstance as more fully described in the IC Plan; provided, however, the Compensation Committee may not use its discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code. Awards are subject to income and other payroll tax withholding by our company. The award, or awards, payable to any participant under the IC Plan shall not exceed $2 million in a fiscal year. The Compensation Committee may permit a participant to defer his or her receipt of payment of an award that would otherwise be due to the participant. The Compensation Committee may adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or non-recurring events (including, without limitation, acquisitions or dispositions of assets or businesses) affecting our company or our financial statements or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the IC Plan; provided, however, the Compensation Committee may not use any discretion to increase or otherwise modify award results for Covered Officers except as permitted under Section 162(m) of the Code.

The Board of Directors may amend the IC Plan at any time.

Awards to be Granted to Certain Individuals and Groups

As described above, the Compensation Committee has discretion to determine the number and type of awards to be granted to participants. Accordingly, the actual number and type of awards to be granted in the future under the IC Plan cannot be determined at this time.

The Board of Directors recommends a vote FOR the approval of the 2017 Incentive Compensation Plan.

15

Information Concerning the Board of Directors and Corporate Governance

The Board of Directors of the Company held a total of eleven meetings during 2016. During 2016, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served.

Upon consideration of the criteria and requirements regarding director independence set forth in the Marketplace Rules of the NASDAQ Stock Market, the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Corlett, Finn, Haning, Jordan, Loveland, Moore, Rouda, and Stewart, meet the standards of independence established by Marketplace Rule 5605(a)(2).

The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of the Audit Committee are Messrs. Corlett (Chairman), Haning, and Rouda. The Board of Directors has determined that each of Messrs. Corlett, Haning, and Rouda are independent as independence is defined in Marketplace Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee meets the composition requirements of Marketplace Rule 5605(c)(2). The Board of Directors has determined that Mr. Corlett meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).

The Audit Committee met nine times during 2016. The Audit Committee oversees and monitors management’s and the independent registered public accounting firm’s participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and to consult with the independent registered public accounting firm on matters relating to the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company’s internal control procedures. The Audit Committee is governed by an Amended and Restated Audit Committee Charter, which is posted on the Company’s website at www.rockybrands.com. The Audit Committee Report relating to the 2016 fiscal year appears beginning on page 47.

The members of the Compensation Committee are Messrs. Finn (Chairman), Stewart, and Corlett. The Board of Directors has determined that each of Messrs. Finn, Stewart, and Corlett are independent as independence is defined in Marketplace Rule 5605(a)(2). The Compensation Committee is governed by an Amended and Restated Compensation Committee Charter, which is posted on the Company’s website at www.rockybrands.com. The Compensation Committee met seven times during 2016. This Committee administers the 2014 Omnibus Incentive Plan, the 2012 Incentive Compensation Plan, and approves compensation for the Company’s executive officers. The Compensation Committee report relating to the 2016 fiscal year appears on page 45. For more information on the Compensation Committee, please refer to “Executive Compensation – Compensation Discussion and Analysis – The Compensation Committee,” beginning on page 22.

16

The members of the Nominating and Corporate Governance Committee are Messrs. Haning (Chairman), Finn, and Rouda. The Board of Directors has determined that each of Messrs. Haning, Finn, and Rouda are independent as independence is defined in Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.rockybrands.com. The Nominating and Corporate Governance Committee met eight times during 2016. The Nominating and Corporate Governance Committee oversees the director nomination process and reviews related party transactions. The Nominating and Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors.

When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate’s character, judgment, and skills, including financial literacy, and experience in the context of the needs of the Board of Directors. Neither the Nominating and Corporate Governance Committee nor the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Corporate Governance Committee and the Board of Directors in determining candidates for the Board. The Committee and the Board consider diversity by identifying a nominee’s experience and background and determining how such experience and background will complement the overall makeup of the Board. The Committee and the Board prefer nominees who will contribute to a board that is diverse in terms of business training, experience across a range of industries, leadership, background, and education. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.

The Nominating and Corporate Governance Committee considers the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:

•	such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the nominating shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to administer and oversee the Company’s Code of Business Conduct and Ethics.

Mr. Brooks serves as the Chief Executive Officer and Chairman of the Board of Directors. Although the Board does not have a lead independent director position, the Board believes that each incumbent director’s knowledge of the Company and industry as a result of his years of service on the Board, and the fact that each of the directors other than Mr. Brooks is independent, allows the independent directors to provide appropriate independent oversight of management and to hold management accountable for the execution of strategy. The Board has determined that its leadership structure, including each of the committees of the Board, is appropriate because it allows for beneficial communication between the outside directors and the management of the Company and effective management of the oversight tasks required of the Board.

17

Our Chairman and Chief Executive Officer is responsible for providing day-to-day leadership and establishing the Company’s course of action for achieving performance goals, while the independent directors provide strategic guidance. The Board of Directors believes that this structure helps facilitate the role of the independent directors in the oversight of the Company and the active participation of the independent directors in setting agendas and establishing priorities and procedures that work for the Board of Directors. The Chairman and Chief Executive Officer acts as a key liaison between the Board of Directors and the other members of management.

Our Chairman and Chief Executive Officer and senior management are responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to the overall Company portfolio and impact on earnings, (iii), oversight of information technology security and risk, and (iv) all systems, processes, and organizational structures and people responsible for finance and risk functions. Certain risks are overseen by committees of the Board of Directors and these committees make reports to the full Board of Directors, including reports on noteworthy risk management issues. Financial risks are overseen by the Audit Committee which meets with management to review the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures. Compensation risks are overseen by the Compensation Committee.

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The Code of Business Conduct and Ethics is posted on our website at www.rockybrands.com. The Code of Business Conduct and Ethics may be obtained free of charge by writing to Rocky Brands, Inc., Attn: Chief Financial Officer, 39 East Canal Street, Nelsonville, Ohio 45764.

Members of the Company’s senior management report to the full Board of Directors about their areas of responsibility, including reports regarding risk within such areas of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting of risks is conducted as needed or as requested by the Board of Directors or its committees.

We believe that our board leadership structure promotes effective oversight of the Company’s risk management by providing unified leadership through a single person, while allowing for contributions from our independent Board members, all of whom are fully engaged in Board deliberations and decisions.

The Company’s Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, or to any director in particular, c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764. Any correspondence addressed to the Board of Directors, or to any one of the Company’s directors in care of our offices is forwarded to the addressee without review by management.

It is the Company’s expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders. All members of the Company’s Board of Directors were present at the Company’s 2016 Annual Meeting of Shareholders.

18

Information Concerning Executive Officers

Executive Officers

In addition to Mike Brooks, the following individuals are executive officers of the Company:

Jason Brooks, 45, has served as President, Core Brands, of Rocky Brands US, LLC since February 2016. He previously served as President, U.S. Wholesale Sales, of Rocky Brands US, LLC from March 2011 until February 2016. Prior to that, he served as the Senior Vice President, U.S. Wholesale from August 2010 until March 2011. From September 2001 until August 2010, Mr. Brooks held various Vice President of Sales positions within the Company. He began his career with the Company in 1997 as an independent sales representative. Jason Brooks is the son of Mike Brooks.

Richard Simms, 43, has served as President, Digital Resources and Brand General Manager, Georgia Boot since February 2016. He previously served as President of Marketing Services from October 2014 until February 2016, and President, Retail Sales, of Lehigh Outfitters, LLC from March 2011 until February 2016. Prior to that, he served as Senior Vice President and General Manager of Lehigh from February 2007 until March 2011, as Senior Vice President, Sales of Lehigh from May 2006 until February 2007, and as Vice President, Key Accounts of Lehigh from October 2005 until May 2006. Mr. Simms began his career with Lehigh in 1994 and held various sales and operations positions with Lehigh until his appointment as Vice President, Key Accounts in October 2005.

Thomas D. Robertson, 32, a CPA (certified public accountant), has served as Chief Financial Officer since March 2017. Before that, he served as Senior Financial Analyst since joining the Company in September 2016. Prior to that, from July 2015 until September 2016, he was an audit manager with Deloitte & Touche LLP. From September 2008 until July 2015, he held various audit positions with Schneider Downs & Co., Inc. While practicing with Schneider Downs and Deloitte, Mr. Robertson spent the majority of his time working with publicly-traded footwear companies.

Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company, except as disclosed above.

19

Principal Holders of Voting Securities

Ownership of Common Stock by Principal Shareholders

The following table sets forth information relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock:

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	638,933	(3)	8.6	%(3)

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)	“Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company, plus the number of shares such person has the right to acquire within 60 days.

(3)	Based on information filed on Schedule 13G/A with the Securities and Exchange Commission on February 9, 2017. Dimensional Fund Advisors LP (“Dimensional”) furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.

20

Ownership of Common Stock by Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock by each nominee for director, each director, each of the Company’s executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 2017:

Name	Number of Shares Beneficially Owned(1)(2)	Percent of Class(1)
Gary Adam(3)	1,500	*
Jason Brooks	13,250	*
Mike Brooks	333,355	4.5%
Glenn E. Corlett	31,766	*
Michael L. Finn	36,022	*
G. Courtney Haning	21,522	*
William L. Jordan	1,000	*
Curtis A. Loveland	113,421	1.5%
James E. McDonald(4)	43,150	*
Robert B. Moore, Jr.	2,500	*
Harley E. Rouda, Jr.	39,001	*
David N. Sharp(5)	54,881	*
Richard Simms	8,750	*
James L. Stewart	29,645	*
All directors and executive officers as a group (12 persons)	631,282	8.5%

*	indicates less than 1%

21

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. “Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2017, plus the number of shares such person has the right to acquire within 60 days of February 28, 2017.

(2)	Includes 3,000 shares of common stock for Mr. J. Brooks, 2,000 shares of common stock for Mr. M. Brooks, 2,000 shares of common stock for Mr. Corlett, 2,000 shares of common stock for Mr. Finn, 2,000 shares of common stock for Mr. Haning, 2,000 shares of common stock for Mr. Loveland, 3,600 shares of common stock for McDonald, 2,000 shares of common stock for Mr. Rouda, 3,000 shares of common stock for Mr. Simms, 2,000 shares of common stock for Mr. Stewart and 21,050 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of February 28, 2017.

(3)	Mr. Adam resigned from his position as President, International Sales, of the Company on June 15, 2016.

(4)	Mr. McDonald resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer, of the Company on January 12, 2017.

(5)	Mr. Sharp resigned from his position as President and Chief Executive Officer of the Company on September 8, 2016.

Executive Compensation

The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 31.

Compensation Discussion and Analysis

We have prepared this Compensation Discussion and Analysis (“CD&A”) to provide you with our perspective on executive compensation so that you may understand our compensation policies and our decisions regarding compensation for our NEOs. We recommend that you review the various executive compensation tables below in conjunction with this CD&A. Unless otherwise noted, the policies, plans and other information in this CD&A apply to all of our NEOs. Our CD&A covers the following topics:

•	the role of the Compensation Committee in setting executive compensation;

•	our compensation philosophy and its underlying principles – including the objectives of our executive compensation program and what it is designed to reward;

•	our process for setting executive compensation; and

22

•	the elements of our executive compensation program – including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.

The Compensation Committee

The Compensation Committee (referred to in this CD&A as the “Committee”) was appointed by our Board of Directors and is governed by a written charter that is available in the corporate governance section of our website, www.rockybrands.com. The Committee members are Michael L. Finn, Chairman, James L. Stewart and Glenn E. Corlett. Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by Marketplace Rule 5605(a)(2). In addition, each of the Committee members is a “non-employee” director as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined by the Internal Revenue Code.

Pursuant to its charter, the Committee has the authority and responsibility to:

•	review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer and evaluate at least once a year the chief executive officer’s performance in light of these established goals and objectives and based upon these evaluations have sole authority to set the chief executive officer’s annual compensation, including salary, bonus, incentive, and equity compensation;

•	in determining the incentive component of the chief executive officer’s compensation, consider the Company’s performance and relative stockholder return, the value of similar incentive awards given to chief executive officers at comparable companies, the awards given to the Company’s chief executive officer in past years, and the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act;

•	review and approve on an annual basis the evaluation process and compensation structure for all of the Company’s non-CEO executive officers and evaluate the performance of such executive officers and approve the annual compensation, including salary, bonus, incentive, and equity compensation, for such executive officers, considering the results of the most recent Say on Pay Vote;

•	review and approve on an annual basis the compensation structure for any other employee of the Company who is a family member of an executive officer or director of the Company and evaluate the performance of such family member employees and approve the annual compensation, including salary, bonus, incentive, and equity compensation, for such family member employees;

•	review and make recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the chief executive officer and other executive officers;

•	review and recommend to the Board the compensation for Board members;

23

•	meet to review and discuss with management the CD&A required by the rules and regulations of the SEC and recommend to the Board whether the CD&A should be included in the Company’s proxy statement or other applicable SEC filings;

•	produce an annual report on executive compensation for inclusion in the proxy statement or annual report on Form 10-K as the Compensation Committee Report, which will state whether the Committee reviewed and discussed with management the CD&A, and whether, based on such review and discussion, the Committee recommended to the Board that the CD&A be included in the Company’s proxy statement or other applicable SEC filing;

•	review the Company’s compensation programs and plans, including, but not limited to, the Company’s incentive compensation, equity-based, retirement, and other benefit plans and recommend changes in such plans to the Board and exercise all the authority of the Board with respect to the administration of such plans, including designation of the employees to whom the awards are to be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award or grant, subject to the provisions of each plan;

•	in reviewing and making recommendations regarding incentive compensation plans and equity-based plans, including whether to adopt, amend or terminate any such plans, consider the results of the most recent Say on Pay Vote; and

•	review the charter periodically for adequacy and recommend to the Board any necessary changes.

The Committee has the sole authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees. The Committee also has the authority to obtain the advice of and assistance from internal or external legal, accounting or other advisors, and may request any officer or employee of our Company, our outside counsel or independent registered public accounting firm to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee. The Committee will evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation will not be retained by the Company for any compensation or other human resource matters.

The Committee meets as often as its members deem necessary to discharge its duties and responsibilities and held seven meetings during fiscal 2016. The Chairman of the Committee works in conjunction with our Chairman, Chief Executive Officer and Chief Financial Officer to establish the meeting agenda. The Committee typically meets with the Chairman, Chief Executive Officer, Chief Financial Officer and outside legal advisors and, where appropriate, other executive officers of our Company. In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.

24

Compensation Philosophy

The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:

•	to attract and retain qualified executives;

•	to reward current and past individual performance;

•	to provide short-term and long-term incentives for superior future performance;

•	to align compensation policies to further shareholder value; and

•	to relate total compensation to individual performance and performance of our Company.

The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executive talent in the right positions at the right time. Our executive compensation program helps ensure that our leadership group is focused on performing effectively to deliver results and build long-term shareholder value.

The Committee periodically reviews the compensation programs and policies that apply to all of our employees and has determined that such programs and policies are not reasonably likely to have a material adverse effect on us. Additionally, in establishing and reviewing the executive compensation programs, the Committee considers whether the programs encourage unnecessary or excessive risk taking and has determined that they do not. On the Committee’s recommendation, the Board adopted a clawback/recoupment policy during 2015, which provides for the recoupment of certain incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the securities laws. The clawback/recoupment policy also provides for the potential recoupment of certain incentive compensation in the event of misconduct by our executive officers and other specified employees.

The Committee also considered the result of the 2016 advisory, non-binding “say-on-pay” vote in connection with the discharge of its responsibilities. Because approximately 92% of the votes cast approved the compensation for our NEOs described in our 2016 proxy statement, the Committee determined that no changes to our compensation programs were warranted as a result of the shareholder advisory vote.

Compensation Tax Philosophy

Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year unless objective performance criteria are set by the Committee prior to or within 90 days after the beginning of a performance period but in no event after 25% of the performance period has elapsed (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to NEOs shall be deductible to the fullest extent permitted by law. We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect shareholder interests.

25

Compensation Committee Process for Determining Executive Compensation

A substantial amount of the Committee’s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer. Generally, during or prior to the first quarter of our fiscal year, the Committee makes determinations of base cash compensation, incentive compensation percentages for the year, and equity grants for executive officers, including our Chief Executive Officer. For a discussion of each individual element of compensation and how it is specifically determined, refer to “Compensation Program Elements” below.

Although many compensation decisions are made near the beginning of the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points. Rather, compensation decisions are designed to promote our compensation philosophy and principles throughout the year. The Committee believes that evaluation of executive performance, business and succession planning, and consideration of our business environment are year-round processes, and the Committee members monitor these as such.

Our Chief Executive Officer is not permitted to be present during deliberations or voting on his compensation. During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer. In light of the established goals and objectives, the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive, and equity compensation. Our Chief Executive Officer is present and provides input at the meetings and deliberations on the compensation of the Company’s other executive officers but is not permitted to be present at the vote.

Compensation Program Elements

In fiscal 2016, our NEOs received the following elements of compensation:

•	salary;

•	non-equity incentive compensation;

•	equity compensation;

•	retirement benefits; and

•	health and welfare benefits.

The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive “total compensation” package. Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy. Each of the elements has a critical relationship with one another with each focusing on and rewarding different areas. These elements are necessary for us to achieve our compensation program objectives.

26

(1)	Salary:

Salary is utilized to compensate our executive officers for services rendered during the fiscal year. The Committee annually reviews and approves the compensation package of each NEO, including salary. The Committee considers an individual’s qualifications and experience in setting an executive’s salary. In determining salary increases, the Committee considers the size and responsibility of the individual’s position and the individual’s overall performance and future potential. The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of the factors is significant, the Committee does not assign a formula weight to any single factor in determining a salary increase.

Please refer to the “Salary” column in the Summary Compensation Table on page 31 for more information on each NEO’s salary for fiscal 2016.

(2)	Non-Equity Incentive Compensation:

Non-equity incentive compensation (“IC”) for our NEOs is determined under our Incentive Compensation Plan (the “IC Plan”). Our IC Plan is designed to provide a competitive cash compensation program for recruiting and retaining executive talent and a short-term incentive and reward program that aligns pay with performance and motivates our executives to achieve results. Shareholders approved the terms of our IC Plan, which is designed to satisfy the provisions of Section 162(m) of the Internal Revenue Code at the 2012 Annual Meeting of Shareholders. The rules pertaining to Section 162(m) require shareholder re-approval of the material terms of the performance-based plan at least once every five years. Shareholders are thus now being asked to re-approve the material terms of the IC Plan, as described on page 12.

When setting IC, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee considers these factors subjectively in the aggregate. IC is based on base salary and a corresponding percentage of all IC payouts if Company performance goals are met. Payment of IC is prorated based on the performance level achieved. The Committee establishes the financial performance goals under the IC Plan for the fiscal year. These goals are generally determined near the beginning of the year and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets, and progress toward achieving our long-range strategic plan for the business.

Messrs. Sharp, McDonald, J. Brooks, Simms, and Adam were eligible to receive IC under the IC Plan. For fiscal 2016, we divided the IC Plan into two separate measurement periods, Spring being January through June, and Fall being July through December. The cash incentive was based on a percentage of base salary if performance goals were met for the particular period. Potential awards for the Spring period were weighted at 40% and potential awards for the Fall period were weighted at 60%, respectively, of the total amount of any cash awards made under the IC Plan.

The Committee determined that the performance criteria for IC in fiscal 2016 would be based upon the Company’s adjusted operating income for Messrs. Sharp and McDonald. Adjusted operating income was based on the Company’s actual operating income, less any expenses attributable to the IC Plan, unrelated bonus compensation, and the grants of restricted shares and stock options to employees. For fiscal 2016, the threshold was set at 85% of the target and the maximum was set at 120% of the target.

27

The performance criteria for Messrs. J. Brooks and Simms for fiscal 2016 were based 25% on the Company’s adjusted operating income, 50% on profit contribution at the business unit level applicable to each, which was determined in the reasonable discretion of the Committee based on Company financial and accounting records, and 25% on individual goals. The performance criteria for Mr. Adam for fiscal 2016 were based 75% on the Company’s adjusted operating income and 25% on individual goals. No payout would have occurred on business unit achievement of goals unless the threshold was achieved at the Company level.

The Committee approved the following threshold, target and maximum payouts based on specified levels of adjusted operating income or profit contribution, as applicable:

	Payout as a Percentage of Base Salary
	Threshold	Target	Maximum

David N. Sharp	19%	95%	190%
James E. McDonald	13%	65%	130%
Jason Brooks	10%	50%	100%
Richard Simms	10%	50%	100%
Gary Adam	6.6%	33%	66%

The seasonal achieved payout factor was (i) multiplied by the participant’s target opportunity expressed as a percentage of base salary, (ii) multiplied by the seasonal weight (40% for Spring and 60% for Fall), and (iii) multiplied by the participant’s base salary to arrive at the participant’s IC for the season. No IC payments were to be made if we did not meet our threshold performance target. When the performance results fall somewhere between the threshold and target amounts or between the target and maximum amounts, the payout is prorated accordingly. The Committee believes that the fiscal 2016 goals represented an appropriate and substantial degree of difficulty for achieving a payout.

There were no Spring 2016 or Fall 2016 IC payouts as neither the Company nor any of the business units achieved threshold.

(3)	Equity Compensation:

The Committee believes that equity-based compensation opportunities encourage a high level of long-term performance that enhances shareholder value, thereby further linking leadership and shareholder objectives. Equity compensation is intended to motivate our NEOs to contribute to our future growth and profitability and to reward performance in a manner that:

•	provides them with a means to increase their holdings of the common stock of the Company; and

•	aligns their interests with the interests of the shareholders of the Company.

28

Equity compensation is granted to our NEOs under our 2014 Omnibus Incentive Plan. The Committee determines the award opportunity level for each NEO based on the individual’s responsibility level and potential with our Company, competitive practices, the number of shares available for grant, business needs, individual and Company performance, and the market price of our common stock.

In 2016, we awarded stock options, restricted share units and performance share units to NEOs in the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table found below beginning on page 31.

(a)	Stock Options:

In January 2016, we granted stock options to our NEOs. The options vest over five years at the rate of 20% per year based on continued employment with the Company.

(b)	Restricted Share Units:

In January 2016, we granted restricted share units (“RSUs”) to our NEOs. The RSUs vest over four years at a rate of 25% per year based on continued employment with the Company.

(c)	Performance Share Units:

In January 2016, we granted performance share units (“PSUs”) to our NEOs. The vesting of the PSUs is based on (i) continued employment with the Company for a two-year period and (ii) the achievement of reasonable cumulative diluted earnings per share growth-rate target that is measured over that two-year period. The targeted cumulative diluted earnings per share growth-rate is approximately 32% cumulatively over two years, the par cumulative diluted earnings per share growth-rate is approximately 26% cumulatively over two years and the threshold cumulative diluted earnings per share growth-rate is approximately 21% cumulatively over two years. If we achieve the targeted cumulative earnings per share, then 100% of the units vest upon the two-year cliff vesting date. If we achieve the par cumulative earnings per share, then 75% of the units vest upon the two-year cliff vesting date. If we achieve the threshold cumulative earnings per share, then 50% of the units vest upon the two-year cliff vesting date. No units vest if the cumulative diluted earnings per share is less than the threshold. There is no pro rata accumulation of the units vest if the cumulative diluted earnings per share falls between the threshold and the target.

(4)	All Other Compensation:

The “All Other Compensation” column in our Summary Compensation Table on page 31 primarily consists of these items:

•	annual employer contributions into the retirement/401(k) plan; and

•	employer-paid premiums for life insurance.

(a)	Retirement and 401(k) Plan:

We sponsor a qualified retirement and 401(k) plan for eligible employees (the “Retirement Plan”). The Retirement Plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis. Our NEOs do not receive a Company match on any money they defer into the Retirement Plan. We make an annual contribution into the Retirement Plan for eligible employees, including NEOs, of three percent of applicable salary.

29

These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s “All Other Compensation” column on page 31 below.

(b)	Employer-Paid Premiums for Life Insurance:

We provide each of our NEOs with basic group term life insurance with a death benefit of $150,000. This is a relatively inexpensive benefit that we offer to our executives. This element of compensation, though relatively small, provides one additional item to the overall compensation package which strengthens our ability to recruit and retain talented executives.

We also provided Messrs. Sharp and McDonald with individual term life insurance policies that have death benefits of $500,000 to be paid to each individual’s beneficiary in the event of his death.

For specific premium amounts paid, please refer to the Summary Compensation Table’s “All Other Compensation” column and footnotes below on page 31.

(c)	Employment Agreements:

We have entered into employment agreements with each of Messrs. Sharp, McDonald, Adam, J. Brooks, and Simms. For a discussion of these agreements, please refer to “Agreements with NEOs and Potential Payments upon Termination or Change in Control” beginning on page 37 below.

(5)	Health and Welfare Benefits:

In addition to the compensation and benefits programs discussed in this proxy statement, we offer our employees, including our NEOs, a comprehensive benefits program. This program is designed to provide the employees and their families with competitive coverage at competitive rates. We strive to provide the employees with appropriate health benefits (medical, pharmacy, dental, and vision) to help protect the physical, mental, and financial health of our employees and their immediate families.

30

Summary Compensation Table

The following table sets forth certain information regarding compensation paid during the Company’s last complete fiscal year to the Company’s named executive officers (“NEOs”) for the 2016 fiscal year. For a discussion of the various elements of compensation provided in the table below, please refer to the discussion of our various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 26 above.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Mike Brooks	2016	—	—	—	—	—	—	90,000	90,000
Chief Executive	2015	—	—	—	—	—	—	90,000	90,000
Officer	2014	150,000	90,000	—	—	—	—	79,757	319,577

David N. Sharp(3)	2016	347,997	—	69,360	20,460	—	—	193,821	631,638
Former President	2015	500,000	—	80,520	28,200	34,103	—	36,664	679,487
and Chief	2014	500,000	—	87,420	35,640	456,170	—	36,644	1,115,874
Executive Officer

James E. McDonald(4)	2016	338,400	—	34,680	10,230	—	—	36,832	420,142
Former Executive	2015	335,000	—	40,260	14,100	15,633	—	36,097	441,090
Vice President,	2014	335,000	—	43,710	17,820	193,032	—	36,180	625,742
Chief Financial Officer, and Treasurer

Jason Brooks	2016	232,300	—	34,680	10,230	—	—	9,292	286,502
President, Core	2015	230,000	—	40,260	14,100	15,406	—	9,697	309,463
Brands	2014	219,000	11,502	29,140	11,880	120,992	—	10,676	403,190

Richard Simms	2016	227,300	—	34,680	10,230	—	—	9,092	281,302
President, Digital	2015	225,000	—	40,260	14,100	5,553	—	9,796	294,709
Resources; Brand	2014	216,000	30,000	29,140	11,880	21,251	—	8,900	317,171
General Manager, Georgia Boot

Gary Adam(5)	2016	96,586	—	23,120	6,820	—	—	38,577	165,103
Former President,	2015	203,000	—	26,840	9,400	2,585	—	8,733	250,558
International Sales	2014	198,000		29,140	11,880	53,686	—	9,532	302,238

31

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 8 to the Company’s financial statements, which are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(2)	The amounts shown under “All Other Compensation” include the following payments:

2014, for Messrs. M. Brooks, Sharp, McDonald, J. Brooks, Simms, and Adam: $73,577, $26,344, $26,344, $0, $0 and $0, respectively, reflecting life insurance premiums paid by the Company and $6,000, $10,300, $9,837, $10,676, $8,900 and $9,532, respectively, reflecting employer contributions to the 401(k) retirement plan.

2015, for Messrs. Sharp, McDonald, J. Brooks, Simms, and Adam: $26,344, $26,344, $0, $0 and $0, respectively, reflecting life insurance premiums paid by the Company and $10,320, $10,563, $9,697, $9,796 and $8,733, respectively, reflecting employer contributions to the 401(k) retirement plan. For Mr. Brooks, includes $90,000 reflecting payment for his services as Chairman of the Board of Directors.

2016, for Messrs. Sharp, McDonald, J. Brooks, Simms, and Adam: $26,344, $26,344, $0, $0 and $0, respectively, reflecting life insurance premiums paid by the Company and $10,475, $10,488, $9,292, $9,092 and $5,199, respectively, reflecting employer contributions to the 401(k) retirement plan. Also, for Mr. Sharp, includes $157,003 reflecting payment of severance. For Mr. Brooks, includes $90,000 reflecting payment for his services as Chairman of the Board of Directors.

(3)	Mr. Sharp resigned from his position as President and Chief Executive Officer of the Company on September 8, 2016.

(4)	Mr. McDonald resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer, of the Company on January 12, 2017.

(5)	Mr. Adam resigned from his position as President, International Sales, of the Company on June 15, 2016.

32

Grants of Plan-Based Awards for Fiscal Year 2016

The following table provides certain information concerning each grant of an award made to the listed officers in the last completed fiscal year under any plan. For more information on the grants represented in the table, please refer to the discussions in our Compensation Discussion & Analysis under the headings “Non-Equity Incentive Compensation” beginning on page 27 and “Equity Compensation” beginning on page 28.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2016

		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date(1)	Threshold ($)(3)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Awards($) (4)

Mike	—	—	—	—	—	—	—	—	—	—	—
Brooks

David N.	1/3/2016				5,000	10,000	10,000				115,600
Sharp	1/3/2016							6,000			69,360
	1/3/2016								6,000	11.56	20,460
	n/a	95,950	479,750	959,500

James E.	1/3/2016				2,500	5,000	5,000				57,800
McDonald	1/3/2016							3,000			34,680
	1/3/2016								3,000	11.56	10,230
	n/a	43,992	219,960	439,920

Jason	1/3/2016				2,000	4,000	4,000				46,240
Brooks	1/3/2016							3,000			34,680
	1/3/2016								3,000	11.56	10,230
	n/a	23,230	116,150	232,300

Richard	1/3/2016				2,000	4,000	4,000				46,240
Simms	1/3/2016							3,000			34,680
	1/3/2016								3,000	11.56	10,230
	n/a	22,730	113,650	227,300

Gary Adam	1/3/2016				1,000	2,000	2,000				23,120
	1/3/2016							2,000			23,120
	1/3/2016								2,000	11.56	6,820
	n/a	13,530	67,650	135,300

33

(1)	The Compensation Committee took action to grant the various equity awards indicated on December 23, 2015.

(2)	These columns reflect the potential number of PSUs to be vested upon satisfaction of the applicable performance conditions as of December 31, 2017, at threshold, target and maximum performance.

(3)	If the threshold is not met, there is no award.

(4)	The amounts in this column are the grant date fair values, for accounting purposes, of the awards of PSUs (at target), RSUs and stock options determined in accordance with FASB ASC Topic 718.

34

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information concerning unexercised options, shares that have not vested, and equity incentive plan awards outstanding as of the end of the last completed fiscal year:

OUTSTANDING EQUITY AWARDS AT FISCAL 2016 YEAR-END

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mike Brooks		—	—	—	—	—	—	—	—

David N. Sharp		—	—	—	—	—	—	—	—

James E.	1/2/2014	1,200	1,800	14.57	1/2/2024	1,500	11,550	—	—
McDonald	1/2/2015	600	2,400	13.42	1/2/2025	2,250	25,988	3,000	34,650
	1/3/2016	—	3,000	11.56	1/3/2026	3,000	34,650	5,000	57,750

Jason Brooks	1/2/2014	800	1,200	14.57	1/2/2024	1,000	11,550	—	—
	1/2/2015	600	2,400	13.42	1/2/2025	2,250	25,988	3,000	34,650
	1/3/2016	—	3,000	11.56	1/3/2026	3,000	34,650	4,000	46,200

Richard Simms	1/2/2014	800	1,200	14.57	1/2/2024	1,000	17,325	—	—
	1/2/2015	600	2,400	13.42	1/2/2025	2,250	25,988	3,000	34,650
	1/3/2016	—	3,000	11.56	1/3/2026	3,000	34,650	4,000	46,200

Gary Adam		—	—	—	—	—	—	—	—

(1)	Options become exercisable in five equal annual installments beginning on the first anniversary date of grant.

(2)	The RSUs represented vest as follows:

35

•	Mr. McDonald: 2,250 shares on January 2, 2017; 2,250 shares on January 2, 2018; 1,500 shares on January 2, 2019; and 750 shares on January 2, 2020.

•	Mr. J. Brooks: 2,000 shares on January 2, 2017; 2,000 shares on January 2, 2018; 1,500 shares on January 2, 2019; and 750 shares on January 2, 2020.

•	Mr. Simms: 2,000 shares on January 2, 2017; 2,000 shares on January 2, 2018; 1,500 shares on January 2, 2019; and 750 shares on January 2, 2020.

(3)	Subject to the achievement of specified performance criteria, the PSUs cliff vest on the two-year anniversary of the date of grant in an amount depending on the level of achievement of the performance goal.

Option Exercises and Stock Vested Table

The following table provides information concerning stock option exercises and vested RSUs as of the end of the last completed fiscal year:

2016 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Mike Brooks	—	—	—	—

David N. Sharp	—	—	3,000	34,050

James E. McDonald	—	—	1,500	17,025

Jason Brooks	—	—	1,250	14,188

Richard Simms	—	—	1,250	14,188

Gary Adam	—	—	1,000	11,350

(1)	The value realized upon vesting of RSUs was determined by multiplying the number of shares by the market value on the vesting date.

36

Agreements with NEOs and Potential Payments Upon Termination or Change in Control

Effective January 2, 2014, we entered into employment agreements with each of Mike Brooks, David N. Sharp, James E. McDonald, Jason Brooks, Richard Simms, and Gary Adam. Mr. M. Brooks, currently our Chairman and Chief Executive Officer, had previously retired from his position as Executive Chairman of the Company on December 31, 2014, and his agreement expired at that time. Mr. Adam’s employment agreement was terminated when he resigned on June 15, 2016. Mr. Sharp’s agreement was terminated when he resigned on September 8, 2016. Mr. McDonald’s employment agreement was terminated when he resigned on January 12, 2017, but we are required to present information regarding his employment agreement herein as of December 31, 2016 (Messrs. McDonald, J. Brooks and Simms are each referred to below as an “Executive.”)

Each Executive’s employment is at will, which means that subject to the terms of his employment agreement, either the Company or the Executive may terminate the Executive’s employment at any time for any reason or for no reason.

In exchange for performing the duties and responsibilities customarily performed by persons employed in a similar executive capacity, each Executive is entitled to an annual base salary, which may be decreased up to 20%, or increased, subject to the approval of the Board of Directors. Each Executive is also entitled to participate in additional compensation and employee benefit plans as are made available to similarly situated executives.

The Executives agree to maintain the confidential information of the Company and to assign all inventions to the Company, and the Executives will not compete with the Company for six months following termination of employment for any reason (12 months for Mr. McDonald) or solicit the employees of the Company for 12 months following termination of employment for any reason.

In the event of termination of an Executive by the Company for cause or due to the Executive’s death or disability (as defined in each employment agreement), or by the Executive for any reason, the Company will pay the Executive only the earned but unpaid portion of his base salary through the termination date.

Cause is defined in each employment agreement to include:

•	commission of an act of dishonesty involving the Company, its business or property, including, but not limited to, misappropriation of funds or any property of the Company;

•	engagement in activities or conduct clearly injurious to the best interests or reputation of the Company;

•	willful and continued failure to substantially perform duties (other than as a result of physical or mental illness or injury), after the Board of Directors delivers a written demand for substantial performance that specifically identifies the manner in which the Board believes the Executive has substantially not performed his duties;

•	illegal conduct or gross misconduct that is willful and results in material and demonstrable damage to the business or reputation of the Company;

37

•	the clear violation of any of the material terms and conditions of the employment agreement or any other written agreement or agreements the Executive has with the Company (following 30 days’ written notice from the Company specifying the violation and the Executive’s failure to cure such violation within such 30-day period);

•	the clear violation of the Company’s code of business conduct or the clear violation of any other rules of behavior as may be provided in any employee handbook which would be grounds for dismissal of any employee of the Company; or

•	commission of a crime which is a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment by the Company.

In the event an Executive is terminated by the Company without cause, the Company will pay the Executive the earned but unpaid portion of his base salary through the termination date, and will continue to pay his base salary for an additional six months (12 months for Mr. McDonald); provided, however, any such payments will immediately end if the Executive is in violation of his obligations under his employment agreement or if the Company learns of any facts that would have been grounds for termination for cause. Such payments will be reduced by 50% if the Executive becomes employed or self-employed. Additionally, the Company will pay the Executive any unearned bonus for a completed bonus period and a pro-rated bonus, if any, for such bonus that would have been payable had the Executive remained employed throughout the bonus period, based on the actual performance of the Company.

Finally, in the event Mr. McDonald is terminated within 13 months following a Change in Control other than for disability or cause, or he terminates for good reason within such period then the Company will pay him any earned but unpaid portion of his base salary and any bonus, incentive compensation or any other benefit to which he is entitled under the employment agreement, plus 1.5 times an amount equal to 20% of his base salary and any incentive bonus compensation during each of the most recent five taxable years, excluding the value of certain stock options, restricted share awards, contributions to qualified plans, and other fringe benefits or perquisites, and subject to additional restrictions provided in each employment agreement. None of the other employment agreements have provisions regarding payments for termination following a change in control.

The total amount paid to Mr. McDonald as a result of termination following a Change in Control may not exceed 0.5% of the aggregate valuation (as defined in the employment agreement) of the consideration exchanged in the Change in Control or the fair market value of the Company’s equity securities at the time of a Change in Control. In addition, all of Mr. McDonald’s outstanding stock options and restricted stock awards will become 100% vested and exercisable, and the Company will maintain for 12 months (or until he begins new employment, if earlier) all life insurance, medical, health and accident, and disability plans or programs to which he is entitled.

Good Reason is defined in Mr. McDonald’s employment agreement to include:

•	a material change in status, position or responsibilities which does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to the Change in Control; the assignment of any duties or responsibilities or the removal or termination of duties or responsibilities (except in connection with the termination of employment for total and permanent disability, death, or cause, or by Mr. McDonald other than for good reason), which are materially inconsistent with such status, position or responsibilities;

38

•	a reduction in base salary or the Company’s failure to increase (within twelve months of the last increase in base salary) base salary after a Change in Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of the Company, in like positions, which were effected in the preceding twelve months;

•	the relocation of the Company’s principal executive offices to a location more than 75 miles from Nelsonville, Ohio or the relocation of Mr. McDonald’s regular office assignment by the Company to any place outside of a 15 mile radius of Nelsonville, Ohio, except for required travel on the Company’s business to an extent consistent with business travel obligations at the time of a Change in Control;

•	the failure of the Company to continue in effect, or continue or reduce Mr. McDonald’s participation in, on a percentage basis, by more than the average percentage decrease for all executive and senior officers of the Company, in like positions, which were effected in the preceding twelve months, any incentive, bonus or other compensation plan in which he participates, including but not limited to the Company’s stock option plans, unless an equitable arrangement has been made or offered with respect to such plan in connection with the Change in Control;

•	the failure by the Company to continue to provide benefits substantially similar to those enjoyed under any of the Company’s pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the time of a Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits at the time of the Change in Control, or the failure by the Company to provide the number of paid vacation and sick leave days in accordance with the Company’s normal vacation policy in effect;

•	the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform the employment agreement;

•	any request by the Company that Mr. McDonald participate in an unlawful act or take any action constituting a breach of a professional standard of conduct; or

•	any breach of the employment agreement by the Company.

Aggregate Valuation is defined in Mr. McDonald’s employment agreement to mean the total amount of all cash, securities, contractual arrangements and other properties paid in connection with a Change in Control, or the fair market value of the Company’s equity securities at the time of a Change in Control, depending on how the Change in Control is effected. Aggregate valuation could also include (depending on how the Change in Control is effected):

•	the amount of any short-term debt and long-term liabilities of the Company;

•	the value of any current assets not purchased, minus the value of any current liabilities not assumed;

•	the fair market value of the equity securities of the Company retained by the Company’s security holders following a Change in Control; and

39

•	any securities received by the Company’s security holders in exchange for or in respect of securities of the Company following a Change in Control.

Change in Control is defined in Mr. McDonald’s employment agreement to include the following:

•	any person or group shall acquire beneficial ownership of shares of the outstanding stock of any class or classes of the Company which results in such person or group possessing more than 50% of the total voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company;

•	as the result of, or in connection with, any tender or exchange offer, merger or other business combination, the owners of the voting shares of the Company outstanding immediately prior to such transaction own less than a majority of the voting shares of the Company after the transaction;

•	during any period of two consecutive years during the term of the employment agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company (or who take office following the approval of a majority of the directors then in office who were directors at the beginning of the period) cease for any reason to constitute a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of the Company representing at least one-half of the directors then in office who were directors at the beginning of the period; or

•	the sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company shall have occurred.

Potential Payments upon Termination or Change in Control Table

Potential payments upon termination or Change in Control under the Employment Agreements with our NEOs are shown in the tables below. We have used estimates where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on December 31, 2016, the last day of the Company’s prior fiscal year, except that for Mr. Sharp, the amounts are actual amounts payable in connection with his termination. Mr. Adam did not receive any payments under his Employment Agreement in connection with his resignation. In the tables below, we have assumed that all accrued base salary has been paid as of the termination date.

40

PAYMENTS TO MR. SHARP UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)

Compensation:

Base Salary	—	500,000	(1)	—	—
Incentive Compensation Plan (accrued but unpaid)	—	—		—	—
Change in Control Payment	—	—		—	—

Benefits:

Health	—	—		—	—
Life	—	—		—	—
Disability	—	—		—	—

Total value:	—	500,000		—	—

(1)	Payable over a period of 12 months following September 8, 2016.

41

POTENTIAL PAYMENTS TO MR. MCDONALD UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)

Compensation:

Base Salary	—	338,400	(1)	—	—
Incentive Compensation Plan (accrued but unpaid)	—	—		—	—
Change in Control Payment	—	—		—	538,994	(2)

Benefits:

Health	—	—		—	$22,593
Life	—	—		—	$25,270
Disability	—	—		—	$1,360

Total value:	—	338,400		—	588,217	(3)

(1)	Payable over a period of 12 months following the termination date.

(2)	This payment may not exceed 0.5% of the aggregate valuation of the consideration exchanged in the Change in Control or the fair market value of the Company’s equity securities at the time of the Change in Control. One-half of such amount payable in one lump sum within 30 days after termination of employment following a Change in Control and one-half of such amount payable in 12 monthly payments commencing 60 days following termination.

(3)	In addition, all outstanding stock options and restricted share awards issued shall become 100% vested and thereafter exercisable in accordance with such governing stock option or restricted share agreements and plans.

42

POTENTIAL PAYMENTS TO MR. J. BROOKS UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)

Compensation:

Base Salary	—	116,150	(1)	—	—
Incentive Compensation Plan (accrued but unpaid)	—	—		—	—
Change in Control Payment	—	—		—	—

Benefits:

Health	—	—		—	—
Life	—	—		—	—
Disability	—	—		—	—

Total value:	—	116,150		—	—

(1)	Payable over a period of six months following the termination date.

POTENTIAL PAYMENTS TO MR. SIMMS UNDER EMPLOYMENT AGREEMENT

Executive Benefits and Payments Upon Termination	Termination by Company with Cause or by Executive for any Reason ($)	Termination by Company without Cause ($)		Termination upon Death or Disability ($)	Termination by Company without Cause or by Executive with Good Reason Following Change in Control ($)

Compensation:

Base Salary	—	113,650	(1)	—	—
Incentive Compensation Plan (accrued but unpaid)	—	—		—	—
Change in Control Payment	—	—		—	—

Benefits:

Health	—	—		—	—
Life	—	—		—	—
Disability	—	—		—	—

Total value:	—	113,650		—	—

(1)	Payable over a period of six months following the termination date.

43

Compensation of Directors for Fiscal Year 2016

During 2016, the Company compensated each non-employee director as follows:

•	an annual retainer of $70,000, payable by the issuance of shares valued at $7,000 on the first day of each quarter (valued at the last closing price prior to such date), which shares are fully vested at issuance but restricted as to sale until December 31, and the balance of $42,000 payable in cash quarterly (Mr. M. Brooks receives the entirety of his annual retainer of $70,000 in cash payable quarterly);

•	an annual retainer of $20,000 for service as Chairman of the Board, payable in cash quarterly;

•	an annual retainer of $12,000 for service as Chairman of the Audit Committee, payable in cash quarterly;

•	an annual retainer of $9,000 for service as Chairman of the Compensation Committee, payable in cash quarterly;

•	an annual retainer of $6,000 for service as Chairman of the Nominating and Corporate Governance Committee, payable in cash quarterly; and

•	reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.

The table below shows the compensation earned by the Company’s directors during fiscal year 2016:

Name	Feesearned orpaidincash ($)	Stock awards ($)(1)	Total ($)

MikeBrooks(2)	90,000	—	90,000

GlennE.Corlett	54,000	28,000	82,000

MichaelL.Finn	51,000	28,000	79,000

G.CourtneyHaning	48,000	28,000	76,000

CurtisA.Loveland	42,000	28,000	70,000

HarleyE.Rouda,Jr.	42,000	28,000	70,000

JamesL.Stewart	42,000	28,000	70,000

(1)	Represents the aggregate grant date fair value in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 8 to the Company’s Consolidated Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	Mr. Brooks was appointed as Chief Executive Officer of the Company on September 8, 2016. He did not receive any additional compensation for his service as Chief Executive Officer.

44

Equity Compensation Plan Information

The table below sets forth additional information as of December 31, 2016, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (1)	40,000	$12.85	272,723
Equity compensation plans not approved by security holders	—	—	—

Total	40,000	$12.85	272,723

(1)	Equity compensation plans approved by shareholders include the 2014 Omnibus Incentive Plan and 2004 Stock Incentive Plan.

Report of the Compensation Committee Of The Board Of Directors

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Michael L. Finn, Chairman
Glenn E. Corlett
James L. Stewart

45

Compensation Committee Interlocks and Insider Participation

During 2016, the members of the Compensation Committee were Messrs. Finn (Chairman), Corlett, and Stewart. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board.

Transactions with Related Persons

Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur llp, which provides legal services to the Company. During fiscal 2016, the Company paid aggregate fees of approximately $817,360 to that firm.

During 2016, the Company employed certain members of Mr. M. Brooks’ immediate family. Jason Brooks, Mr. Brooks’ son, served as the Company’s President, Core Brands, and his compensation is listed in our Summary Compensation Table on page 31. Stuart Brooks, Mr. Brooks’ brother, served as a Key Account Manager for the Company, and Mark Pitts, Mr. Brooks son-in-law, also served as a Key Account Manager for the Company; and each earned base salaries, commission and bonuses of $135,957 and $153,499, respectively, in 2016.

The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

It is the written policy of the Company that the Nominating and Corporate Governance Committee will review the material facts of all Interested Transactions that require approval and either approve or disapprove of the entry into the Interested Transaction. An Interested Transaction is any transaction, arrangement, relationship, or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year,

•	the Company is a participant, and

•	any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

46

A Related Party includes:

•	any person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director,

•	any person who is a greater than five percent beneficial owner of the Company’s common stock, or

•	any immediate family member of any of the foregoing, including a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

In determining whether to approve or ratify an Interested Transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. Certain types of Interested Transactions, such as compensation to directors and officers that are required to be reported in the Company’s proxy statement, have been deemed to be pre-approved.

Report of the Audit Committee Of The Board Of Directors

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

General. In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2016 fiscal year, the Audit Committee met nine times.

Review and Discussion with Independent Registered Public Accounting Firm. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding all relationships between it and the Company that might bear on its independence and the communications, discussed with the independent registered public accounting firm any relationships that may impact the independent registered public accounting firm’s objectivity and independence, and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

47

Review with Management. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2016, with management. Management has the responsibility for the preparation of the Company’s consolidated financial statements, and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.

Conclusion. Based on the reviews and discussions with management and the Company’s independent registered public accounting firm noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Glenn E. Corlett, Chairman
G. Courtney Haning
Harley E. Rouda, Jr.

Proposal 3 – Ratification of Independent Registered Public Accounting Firm

The Board of Directors has appointed Schneider Downs & Co., Inc. as its independent registered public accounting firm for the Company for the fiscal year ending December 31, 2017. Although not required, the Board of Directors is submitting its selection to the shareholders of the Company for ratification. The Board of Directors will reconsider the appointment of Schneider Downs & Co., Inc. if its selection is not ratified by the shareholders.

Representatives of Schneider Downs & Co., Inc. will be present at the meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that shareholders vote FOR ratification of its appointment of Schneider Downs & Co., Inc.

48

Fees Of The Independent Registered Public Accounting Firm

The following table shows the aggregate fees billed to the Company by Schneider Downs & Co., Inc., its independent registered public accounting firm, for services rendered during the fiscal year ended December 31, 2016 and 2015.

Fiscal Year Ended
	December 31, 2016	December 31, 2015
Audit Fees(1)	$525,000	$550,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

(1)	Includes fees for the annual integrated audit of the consolidated financial statements, audits to meet statutory requirements and review of regulatory filings and internal control. For the fiscal years ended December 31, 2016, and December 31, 2015, includes fees for the annual integrated audit and quarterly reviews.

The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2016.

49

Proposals By Shareholders For 2018 Annual Meeting

Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2018 must be received by the Company (addressed to the attention of the Secretary) on or before December 19, 2017. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2018 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company in writing less than 30 days or more than 60 days prior to the date of the 2018 annual meeting. However, if the Company give less than 40 days’ notice of the date of the next scheduled annual meeting to shareholders, then a shareholder proposal must be received no later than the close of business on the tenth day following the earlier of (i) the day of public notice of the annual meeting or (ii) the day on which such notice of the date of the meeting was mailed. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

Other Matters

As of the date of this proxy statement, management knows of no other business that will properly come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.

The Company’s Annual Report to Shareholders for the fiscal year ending December 31, 2016, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

By Order of the Board of Directors,

Curtis A. Loveland
Secretary

50

APPENDIX A

ROCKY BRANDS, INC.

2017 INCENTIVE COMPENSATION PLAN

ESTABLISHMENT OF PLAN

1.1           Plan Adoption. Rocky Brands, Inc., an Ohio corporation (“Corporation”), hereby adopts the Rocky Brands 2017 Incentive Compensation Plan (“Plan”). The Plan shall become effective upon the date provided in Section 8.1 of the Plan (the “Effective Date”) and shall remain in effect for a period of five years from such approval, subject to the right of the Board of Directors to amend or terminate the Plan.

1.2           Purpose. The purpose of the Plan is to optimize the growth and profitability of the Corporation by providing to Key Officers incentives that encourage, recognize, and reward exceptional levels of corporate, business unit, or individual performance. The Plan’s intent is to use award dollars as a clear communication vehicle linking the interests of eligible Key Officers with the interests of the Corporation by establishing a direct link between performance and incentive payments.

DEFINITIONS

The following terms used in the Plan shall have the meanings set forth below.

2.1           “Officer” means any full-time, active employee of the Corporation.

2.2           “Award” means, individually or collectively, a grant under this Plan of an opportunity to earn a cash bonus payment upon the terms and conditions set forth in the action of the Committee granting the Award.

2.3           “Change in Control” of the Corporation shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(a)          Any Person (other than a Person in control of the Corporation as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of voting securities of the Corporation) becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing a majority of the combined voting power of the Corporation’s then outstanding securities; or

(b)          The consummation of: (i) a plan of complete liquidation of the Corporation; or (ii) an agreement for the sale or disposition of all or substantially all the Corporation’s assets; or (iii) a merger, consolidation, or reorganization of the Corporation with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

A-1

For purposes of this definition of Change in Control, “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, and “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.1           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor federal income tax law, along with related rules, regulations, and interpretations.

2.2           “Committee” has the meaning set forth in Section 3.1 herein.

2.3           “Corporation” means Rocky Brands, Inc., an Ohio corporation, together with any parent, subsidiary or successor thereto.

2.4           “Covered Employee” means any Participant who is designated as a Covered Employee by the Committee because it is anticipated that the Participant’s compensation may exceed the limit under Code Section 162(m) and for whom any Award is intended to qualify as performance-based compensation under Code Section 162(m).

2.5           “Director” means any individual who is a member of the Board of Directors of the Corporation.

2.6           “Disability” means any injury of the body or any disorder of the body or mind which renders the Participant unable to perform the material and substantial duties of his regular employment by the Corporation at the time of his termination of employment with the Corporation. The Corporation’s determination that a termination of employment was not due to Disability may be disputed by a Participant for purposes of determining any Award payable under Section 5.4 of this Plan upon written notice to the Corporation’s Chief Financial Officer within 30 days after the Participant’s termination of employment. If so disputed, the Corporation will promptly select a physician, the Participant will promptly select a physician, and the physicians so selected will select a third physician (“Independent Physician”) who will make a binding determination of Disability. The Participant will make himself available for and submit to examinations by such physicians as may be directed by the Corporation. Failure of the Participant to submit to any examination or failure of the Independent Physician to render his determination within 90 days of the date of the notice that the Participant disputed the Corporation’s determination shall constitute acceptance of the Corporation’s determination as to Disability.

2.7           “Effective Date” shall have the meaning ascribed to such term in Section 8.1 hereof.

2.8           “Key Officer” means any officer designated by the Committee as a key officer who performs a significant policy-making function for the Corporation, including without limitation those officers of the Corporation designated by its Board of Directors as officers for purposes of Section 16 of the Exchange Act.

2.9           “Participant” means any Key Officer who has outstanding an Award granted under the Plan.

A-2

2.10         “Payment Date” means the date that an Award is paid to the Participant.

2.11         “Parent” means any corporation, partnership, joint venture or other entity which has a majority voting interest in the Corporation.

2.12         “Subsidiary” means any corporation, partnership, joint venture or other entity in which the Corporation has a majority voting interest.

ADMINISTRATION

3.1           The Committee. The Plan will be administered by the Compensation Committee (“Committee”) of the Board of Directors of the Corporation. For purposes of granting, administering and certifying Awards to Covered Employees, the Committee shall be composed of two or more Directors, each of whom is an “outside director” within the meaning of Code Section 162(m). Any Committee member who is not an “outside director” within the meaning of Code Section 162(m) shall abstain from participating in any decision to grant, administer, or certify Awards to Covered Employees.

3.2           Authority. The Committee shall have the full power to select Key Officers who shall participate in the Plan; determine the size, terms and conditions of Awards in a manner consistent with the Plan; interpret and construe the Plan; and adopt such rules, regulations, and procedures for the administration of the Plan as the Committee deems necessary or advisable.

3.3           Decisions Binding. The Committee’s interpretations of the Plan, and all decisions and determinations made by the Committee, shall be conclusive and binding on all parties, including the Corporation and any Participant or other person claiming a right to payment with respect to an Award under the Plan.

ELIGIBILITY AND PARTICIPATION

4.1           Officers. All persons deemed by the Committee to be Key Officers are eligible to be granted Awards under the Plan.

4.2           Partial Performance Period Participation. Persons who become Key Officers of the Corporation after the date of the Committee’s initial grant of Awards but prior to the end of the applicable performance period, whether due to promotion, transfer or initial commencement of employment with the Corporation, may be granted Awards by the Committee on a partial performance period basis. In each such case, the Committee shall specify the terms and conditions of such Award, including any pro rata allocations of the performance measures to such partial performance period Participants.

4.3           Designation of Covered Employees. For each performance period, the Committee will designate which Participants are Covered Employees within 90 days after the beginning of the performance period (or, if the performance period is less than one year, before completion of 25% of the performance period). In the event that the Committee does not make such a designation for a performance period, all Participants shall be treated as Covered Employees.

A-3

AWARDS

5.1           Performance Measures. For each performance period, the Committee shall first establish written performance goals based on any one or more of the following objective performance measures, or any combination thereof: revenues, market share, earnings per share, income or loss from operations, income or loss before taxes, income or loss before extraordinary items, income or loss before taxes and extraordinary items, income or loss before interest, taxes, depreciation and amortization, income or loss before interest, taxes, depreciation, amortization and capital expenditures, net income or loss, net income or loss per common share, cash flow, free cash flow, price of the Corporation’s common stock, shareholder return, return on equity, return on investment, return on capital, economic profit, economic value added, or any other measure of financial performance that can be determined pursuant to U.S. generally accepted accounting principles. Subject to the terms of the Plan, each of the performance goals may be defined by the Committee on a corporate, affiliate, business unit or individual basis, and may include or exclude incentive compensation payments, capital expenditures and specified extraordinary or non-recurring items identified in Section 5.2 of this Plan, and may be measured before or after applicable taxes. Each performance goal shall have a minimum performance standard below which no payments will be made. The performance goals may be based on an analysis of historical performance and growth expectations, financial results of other comparable businesses, and progress towards achieving the Corporation’s long-range strategic plan for the business. The performance goals and determination of results shall be based entirely on objective measures for all Key Officers.

5.2           Adjustment of Awards Upon the Occurrence of Certain Unusual or Non-Recurring Events. The Committee may include or exclude extraordinary events in establishing the performance goals based on the performance measures and shall use any extraordinary event identified in the first 90 days of a performance period (or, if the performance period is less than one year, before completion of 25% of the performance period) in determining whether the performance goals have been achieved. The Committee may not increase the amount of an Award that would otherwise be due to a Participant who is a Covered Employee based on such Covered Employee’s pre-established performance goals (including adjustments for pre-established extraordinary events). Such unusual or non-recurring extraordinary events shall include the following:

(a)	the gain, loss, income or expense resulting from changes in generally accepted accounting principles that become effective during the Performance period or any previous period;
(b)	the gain, loss, income or expense reported publicly by the Corporation that are unusual, extraordinary, non-recurring, or one-time in nature;
(c)	the impact of other specified nonrecurring events;
(d)	the gain or loss resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets or discontinued operations, categories or segments;
(e)	the gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;
(f)	the impact of impairment of tangible or intangible assets;
(g)	the impact of restructuring or business recharacterization activities, including, without limitation, reductions in force, that are reported publicly by the Corporation;
(h)	the impact of investments or acquisitions made during the Performance Period, or to the extent provided by the Committee, any prior period;

A-4

(i)	the loss from political and legal changes that impact the operations of the Corporation, including, without limitation, war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption and regulatory requirements;
(j)	retained and uninsured losses from natural catastrophes;
(k)	currency fluctuations;
(l)	the expense relating to the issuance of stock options and/or other stock based compensation;
(m)	the expense relating to the early retirement of debt;
(n)	the impact of the conversion of convertible debt securities; or
(o)	any other events or occurrences of a similar nature as determined by the Committee, in the first 90 days of the performance period (or, if the performance period is shorter than one year, before the completion of 25% of the performance period) that are prescribed in a form that meets the requirements for deductibility under Code Section 162(m).

5.3           Grant of Performance Awards. Performance goals based on the pre-established performance measures and the potential Awards that will be payable upon attainment of those performance goals will be established in writing by the Committee not later than 90 days after the commencement of the performance period to which the goals relate and, for performance periods shorter than one year, prior to the completion of 25% of such period. The target incentive compensation percentage for each selected Participant will be based on the level and functional responsibility of his or her position, size of the business for which the Participant is responsible, and competitive practices. Performance goals may differ for Awards granted to any one Participant or to different Participants. The Committee may determine that any Award shall be based on more than one performance measure.

5.4           Award Agreements. The Committee may require that any Award be evidenced by a written agreement which may contain such terms and conditions as the Committee may require. In the event of any conflict between such Award agreements and the Plan, however, the terms of the Plan shall control.

5.5           Calculation of Awards. Notwithstanding the foregoing, the Committee shall retain the discretion to adjust such Awards downward, either on a formulaic or discretionary basis, or a combination of the two, as the Committee determines. In addition, the Committee may exercise discretion to increase the amount of an award payable to a Participant who is not a Covered Employee to the extent permitted under Code Section 162(m).

5.6           Payment of Awards. Unless payment is deferred as provided in Section 5.8, Awards will be payable in cash or shares after the date the Corporation’s financial statements have been certified by the Corporation’s auditor for the relevant period of computation. Notwithstanding the foregoing, Awards will be paid no later than the 15th day of the third month after the fiscal year in which the Award was earned. No Award will be paid to any Participant who is not employed by the Corporation on the Payment Date, provided, however, the Participant shall be paid in accordance with Sections 6.1 and 6.2 in the event that a Change in Control of the Corporation has occurred during the performance period; provided further, in the event of a Participant’s death or a termination of a Participant’s employment by the Corporation prior to the last day of the performance period by reason of Disability, the Participant or his estate shall be paid, at the same time that other Awards are paid, an amount based upon the actual achievement of the relevant performance objectives for that performance period, pro-rated for the number of days that elapsed within the performance period prior to such termination of employment. Awards are subject to income and other payroll tax withholding by the Corporation.

A-5

5.7           Maximum Award. The annual Award payable to any Participant under the Plan shall not exceed $2 million.

5.8           Deferrals. The Committee may permit a Participant to defer such Participant’s receipt of payment of an Award that would otherwise be due to the Participant. In any such case, the Committee shall, in its sole discretion, determine the rules and procedures for such deferral, provided that such rules and procedures are consistent with Code Section 409A.

CHANGE IN CONTROL

6.1           Pro Rata Awards. In the event of a Change in Control of the Corporation, there shall be paid out to Participants an amount based upon an assumed achievement of the relevant performance objectives at the 100% target level for the performance period, prorated for the number of days that elapsed within the performance period prior to the Change in Control.

6.2           Payment. Not later than 30 days following the effective date of the Change in Control, the pro rata payments provided in Section 6.1 hereof shall be paid to all Participants of the Plan who are employed by the Corporation on the day immediately preceding the day when the Change in Control becomes effective, and following such payment, the Corporation or any successor thereto shall have no further obligations under this Plan.

MISCELLANEOUS

7.1.          Guidelines. From time to time the Committee may adopt written guidelines for implementation and administration of the Plan.

7.2.          No Right to Awards. No Officer or other person shall have the right to be selected to receive an Award under the Plan or, if so selected, to be selected to receive a future Award.

7.3.          Non-Funded Plan. The Corporation will not be required to establish any special or separate fund or make any other segregation of assets to assure the payment of any award under the Plan, and all Participants shall be general unsecured creditors with respect to any Awards payable to them.

7.4.          Non-Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

7.5.          Expenses of Plan. The costs and expenses of administering the Plan will be borne by the Corporation.

A-6

7.6.          Tax Withholding. The Corporation shall have the right to withhold any foreign, federal, state or local taxes as required by law.

7.7.          Limitation on Rights Conferred. Nothing in the Plan, in any Award, or in any action taken under the Plan shall confer on any Participant the right to become or continue to be an employee of the Corporation or interfere in any way with the right of the Corporation to terminate such Participant’s employment at any time.

7.8.          Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any awards made under the Plan shall be determined in accordance with the laws of the state of Ohio without giving effect to principles of conflicts of laws, and any applicable federal law.

7.9.          Successors. All obligations under the Plan shall be binding upon and inure to the benefit of any successor of the Corporation, whether such successor is the result of a direct or indirect purchase of all or substantially all of the business and assets of the Corporation or a merger, consolidation, or reorganization, or otherwise.

7.10.         Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

7.11.         Code Section 409A. Awards granted under this Plan are intended to be exempt from Code Section 409A, so as not to subject Participants to the payment of taxes and interest under Code Section 409A. In furtherance of this intent, this Plan and the Awards granted under the Plan shall be interpreted, operated and administered in a manner consistent with these intentions. Terms defined in this Plan shall have the meanings given to such terms under Code Section 409A if and to the extent required in order to comply with applicable Code Section 409A exceptions. No payments to be made under this Plan may be accelerated or deferred except in such a manner that will preserve the applicable exceptions to Code Section 409A.

EFFECTIVE DATE; AMENDMENT; TERMINATION

8.1           Effective Date. The Plan is effective as of January 1, 2017.

8.2           Amendment; Termination. The Corporation may at any time terminate or, from time to time, amend the Plan by action of the Board of Directors or by action of the Committee without stockholder approval unless such approval is required to satisfy the applicable provisions of any relevant laws. No amendment or termination of the Plan shall, without the written consent of the Participant, materially and adversely affect the rights of the Participant under any previously granted and outstanding Award.

A-7

IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on May 17, 2017. Vote by Internet • Go to www.envisionreports.com/RCKY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 3 – 5 and for every 1 YEAR on Proposal 2. 1. Election of four Class I Directors of the Company, each to serve for a two-year term expiring at the 2019 Annual Meeting of Shareholders. + For Withhold 01 - Mike Brooks 02 - Glenn E. Corlett 04 - James L. Stewart 1 Year 2 Years 3 Years Abstain 2. Advisory, nonbinding recommendation on the frequency of advisory votes on the compensation of our named executive officers. For Against Abstain 3. Resolution to approve, on an advisory, nonbinding basis, the compensation of our named executive officers. 4. Approval of the Company’s 2017 Incentive Compensation Plan. For Withhold For Withhold 03 - Harley E. Rouda, Jr. For Against Abstain 5. Ratification of the selection of Schneider Downs & Co., Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. 6. The transaction of such other business which may properly come before the meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Signature(s) shall agree with the name(s) printed on this proxy. If shares are registered in two names, both shareholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 U P X 3 2 7 4 0 6 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 02L4YB

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ROCKY BRANDS, INC. 39 East Canal Street, Nelsonville, Ohio 45764 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — May 17, 2017 The undersigned hereby appoints MIKE BROOKS and CURTIS LOVELAND, or either one of them acting alone, my attorneys and proxies, with full power of substitution to each, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on May 17, 2017, 3:00 p.m., local time, at the Company’s offices located at 45 East Canal Street, Nelsonville, Ohio 45764, and at any adjournment thereof, with all of the powers I would have if personally present, for the following purposes: The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1), FOR A FREQUENCY OF EVERY (1) YEAR REGARDING THE VOTE TO APPROVE EXECUTIVE COMPENSATION (PROPOSAL 2), AND FOR PROPOSALS 3, 4 AND 5. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES LISTED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 17, 2017, the Proxy Statement and the Annual Report of the Company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked. Please sign and date this Proxy below and return it in the enclosed envelope.